Exhibit 99.1
For Immediate Release
HOLLY CORPORATION REPORTS RECORD QUARTERLY RESULTS
HOLLY CORPORATION ANNOUNCES $100 MILLION INCREASE IN STOCK
REPURCHASE PROGRAM
     Dallas, Texas, August 9, 2007 — Holly Corporation (NYSE-HOC) (“Holly” or the “Company”) today reported quarterly net income of $158.6 million ($2.89 per basic and $2.84 per diluted share) for the three months ended June 30, 2007, compared to net income of $93.1 million ($1.62 per basic and $1.60 per diluted share) for the three months ended June 30, 2006. Our second quarter 2007 net income was the highest quarterly net income in our Company’s history. Income from continuing operations was $158.6 million ($2.89 per basic and $2.84 per diluted share) for the three months ended June 30, 2007, compared to income from continuing operations of $87.7 million ($1.53 per basic and $1.51 per diluted share) for the three months ended June 30, 2006. Net income was $226.2 million ($4.11 per basic and $4.03 per diluted share) for the six months ended June 30, 2007, compared to net income of $139.9 million ($2.42 per basic and $2.37 per diluted share) for the six months ended June 30, 2006. Income from continuing operations was $226.2 million ($4.11 per basic and $4.03 per diluted share) for the six months ended June 30, 2007, compared to income from continuing operations of $118.9 million ($2.06 per basic and $2.01 per diluted share) for the six months ended June 30, 2006.
     The Board of Directors has authorized a $100.0 million increase in our current common stock repurchase program. Before this increase, we had $50.0 million remaining under the repurchase program announced in November 2005 and increased to $300.0 million in October 2006. Repurchases under the expanded program will be made from time to time in the open market or privately negotiated transactions based on market conditions, securities law limitations and other factors.

     On March 31, 2006 we sold our petroleum refinery in Great Falls, Montana (the “Montana Refinery”) to a subsidiary of Connacher Oil and Gas Limited. Accordingly, the results of operations of the Montana Refinery and a net gain of $14.0 million are shown in discontinued operations for the three and six months ended June 30, 2006.
     Income from continuing operations increased $70.9 million for the three months ended June 30, 2007, an increase of 81%, as compared to the three months ended June 30, 2006, and increased $107.3 million for the six months ended June 30, 2007, an increase of 90%, as compared to the six months ended June 30, 2006, principally due to improved refined product margins experienced in the current year and an increase in volumes of produced refined products sold. These favorable factors were partially offset by the effects of higher operating and general and administrative expenses for the three months ended June 30, 2007 and higher depreciation, depletion and amortization and general and administrative expenses for the six months ended June 30, 2007. Overall sales of produced refined products from continuing operations increased by 25% for the three months ended June 30, 2007 and 17% for the six months ended June 30, 2007 as compared to the three and six months ended June 30, 2006, respectively. Overall refinery gross margins from continuing operations were $28.36 per produced barrel for the three months ended June 30, 2007, as compared to $22.37 per produced barrel for the three months ended June 30, 2006, and $22.35 per produced barrel for the six months ended June 30, 2007, as compared to $16.95 for the six months ended June 30, 2006.
     The large increase in volume of produced refined products sold is attributable to increased production levels for the three and six months ended June 30, 2007, as compared to the same periods in 2006. Our production levels were lower for the three and six months ended June 30, 2006 due to planned downtime at our Navajo and Woods Cross Refineries during the second quarter of 2006. Diesel fuel produced at both of our refineries was required to meet certain nationwide ultra low sulfur diesel fuel (“ULSD”) requirements as of June 30, 2006. To meet this requirement, we completed certain ULSD projects at both refineries during the second quarter of 2006. In conjunction with these ULSD projects, we timed other refinery maintenance projects and an expansion of our Navajo Refinery. Downtime incurred from these capital projects was the principal factor in our reduced production levels during the three and six months ended June 30, 2006. Also contributing to our production increase for the three and six months ended June 30, 2007 is an increase in production levels following our 8,000 BPSD Navajo Refinery expansion in mid-year 2006.
     Sales and other revenues from continuing operations increased 9% for the three months ended June 30, 2007 and 12% for the six months ended June 30, 2007, as compared to the three and six months ended June 30, 2006, respectively, due principally to higher refined product sales prices and an increase in volumes of produced refined products sold. For the three months ended June 30, 2007, cost of products sold decreased by 1%, as compared to the three months ended June 30, 2006 due principally to a per unit decrease in the cost of produced refined products sold, partially offset by an increase in volumes of produced refined products sold. For the six months ended June 30, 2007, cost of products sold increased by 4%, as compared to the six months ended June 30, 2006, due principally to an increase in volumes of produced refined products sold, partially offset by a per unit decrease in the cost of produced refined products sold. For the three months ended June 30, 2007, operating expenses, exclusive of depreciation, depletion and amortization, increased principally due to higher utility costs, as compared to the three months ended June 30, 2006. For the three and six months ended June 30, 2007, general and administrative expenses increased principally due to increased equity-based incentive compensation expense and software implementation costs, as compared to the same periods in 2006. The increase in equity-based compensation expense was due to an increase in our stock price.
     “Strong industry-wide refinery margins coupled with record production levels resulted in our best ever quarterly results. Our Southwest and Rocky Mountain markets provided particularly strong gasoline and diesel fuel crack spreads during the second quarter of 2007. Expanded use of lower priced black wax crudes at our Woods Cross Refinery and a widening of discounts to WTI for the sour crudes processed in our Navajo Refinery also contributed to improved results. For the second quarter of 2007, we generated earnings before interest, taxes and depreciation (“EBITDA”) of $252.1 million, a 72% increase over the $146.4 million of EBITDA for the second quarter of 2006.”
     “Strong financial performances during the first six months of 2007 allowed us to expend $72.5 million under our capital expansion programs and $43.0 million for the purchase of common stock under our stock repurchase program while increasing our cash and investments in marketable securities by $155.3 million to $411.3 million. With continued confidence in industry fundamentals and our strong financial position, our Board of Directors has authorized a $100.0 million increase to our current stock repurchase program. We believe the combination of our previously announced feedstock flexibility and capacity expansion capital programs with an expanded stock repurchase program will continue to add shareholder value in a prudent manner” said Matthew Clifton, Chairman of the Board and Chief Executive Officer of Holly.
     The Company has scheduled a conference call for today, August 9, 2007 at 10:00AM EDT to discuss financial results. Listeners may access this call by dialing (888) 548-4639. The ID# for this call is 10413372. Listeners may access the call via the internet at: http://www.videonewswire.com/event.asp?id=41254. Additionally, listeners may replay this call approximately two hours after the call concludes by dialing (800) 642-1687. This audio archive will be available for two weeks.
     Holly Corporation, headquartered in Dallas, Texas, is an independent petroleum refiner and marketer that produces high value light products such as gasoline, diesel fuel and jet fuel. Holly operates through its subsidiaries an 83,000 barrels per stream day (“bpsd”) refinery located in New Mexico and a 26,000 bpsd refinery in Utah. Holly also owns a 45% interest (including the general partner interest) in Holly Energy Partners, L.P., which through subsidiaries owns or leases approximately 1,700 miles of petroleum product pipelines in Texas, New Mexico and Oklahoma and refined product terminals in several Southwest and Rocky Mountain states.
     The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995: The statements in this press release relating to matters that are not historical facts are “forward-looking statements” based on management’s beliefs and assumptions using currently available information and expectations as of the date hereof, are not guarantees of future performance and involve certain risks and uncertainties, including those contained in our filings with the Securities and Exchange Commission. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that our expectations will prove correct. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements. Such differences could be caused by a number of factors including, but not limited to, risks and uncertainties with respect to the actions of actual or potential competitive suppliers of refined petroleum products in the Company’s markets, the demand for and supply of crude oil and refined products, the spread between market prices for refined products and market prices for crude oil, the possibility of constraints on the transportation of refined products, the possibility of inefficiencies, curtailments or shutdowns in refinery operations or pipelines, effects of governmental regulations and policies, the availability and cost of financing to the Company, the effectiveness of the Company’s capital investments and marketing strategies, the ability of the Company to acquire refined product operations or pipeline and terminal operations on acceptable terms and to integrate any future acquired operations, the Company’s efficiency in carrying out construction projects, the possibility of terrorist attacks and the consequences of any such attacks, general economic conditions, and other financial, operational and legal risks and uncertainties detailed from time to time in the Company’s Securities and Exchange Commission filings. The forward-looking statements speak only as of the date made and, other than as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

RESULTS OF OPERATIONS
Financial Data (all information in this release is unaudited)

	Three Months Ended
	June 30,		Change from 2006
	2007	2006	Change	Percent
	(In thousands, except per share data)
Sales and other revenues	$1,216,997	$1,120,840	$96,157	8.6%
Operating costs and expenses:
Cost of products sold (exclusive of depreciation, depletion and amortization)	897,237	908,009	(10,772)	(1.2)
Operating expenses (exclusive of depreciation, depletion and amortization)	51,116	49,092	2,024	4.1
General and administrative expenses (exclusive of depreciation, depletion and amortization)	21,348	18,731	2,617	14.0
Depreciation, depletion and amortization	10,641	10,683	(42)	(0.4)
Exploration expenses, including dry holes	105	100	5	5.0

Total operating costs and expenses	980,447	986,615	(6,168)	(0.6)

Income from operations	236,550	134,225	102,325	76.2
Other income (expense):
Equity in earnings of HEP	4,954	1,516	3,438	226.8
Interest income	3,550	2,408	1,142	47.4
Interest expense	(291)	(272)	(19)	7.0

	8,213	3,652	4,561	124.9

Income from continuing operations before income taxes	244,763	137,877	106,886	77.5
Income tax provision	86,136	50,148	35,988	71.8

Income from continuing operations	158,627	87,729	70,898	80.8
Income from discontinued operations, net of taxes	—	5,372	(5,372)	(100.0)

Net income	$158,627	$93,101	$65,526	70.4%

Basic earnings per share:
Continuing operations	$2.89	$1.53	$1.36	88.9%
Discontinued operations	—	0.09	(0.09)	(100.0)

Net income	$2.89	$1.62	$1.27	78.4%

Diluted earnings per share:
Continuing operations	$2.84	$1.51	$1.33	88.1%
Discontinued operations	—	0.09	(0.09)	(100.0)

Net income	$2.84	$1.60	$1.24	77.5%

Cash dividends declared per common share	$0.12	$0.08	$0.04	50.0%

Average number of common shares outstanding:
Basic	54,959	57,186	(2,227)	(3.9)%
Diluted	55,953	58,363	(2,410)	(4.1)%

	Six Months Ended
	June 30,		Change from 2006
	2007	2006	Change	Percent
	(In thousands, except per share data)
Sales and other revenues	$2,142,864	$1,912,434	$230,430	12.0%
Operating costs and expenses:
Cost of products sold (exclusive of depreciation, depletion and amortization)	1,648,951	1,583,494	65,457	4.1
Operating expenses (exclusive of depreciation, depletion and amortization)	101,245	101,559	(314)	(0.3)
General and administrative expenses (exclusive of depreciation, depletion and amortization)	37,195	32,247	4,948	15.3
Depreciation, depletion and amortization	22,092	18,707	3,385	18.1
Exploration expenses, including dry holes	257	227	30	13.2

Total operating costs and expenses	1,809,740	1,736,234	73,506	4.2

Income from operations	333,124	176,200	156,924	89.1
Other income (expense):
Equity in earnings of HEP	8,300	4,728	3,572	75.6
Interest income	6,110	4,143	1,967	47.5
Interest expense	(543)	(547)	4	(0.7)

	13,867	8,324	5,543	66.6

Income from continuing operations before income taxes	346,991	184,524	162,467	88.0
Income tax provision	120,822	65,635	55,187	84.1

Income from continuing operations	226,169	118,889	107,280	90.2
Income from discontinued operations, net of taxes	—	21,016	(21,016)	(100.0)

Net income	$226,169	$139,905	$86,264	61.7%

Basic earnings per share:
Continuing operations	$4.11	$2.06	$2.05	99.5%
Discontinued operations	—	0.36	(0.36)	(100.0)

Net income	$4.11	$2.42	$1.69	69.8%

Diluted earnings per share:
Continuing operations	$4.03	$2.01	$2.02	100.5%
Discontinued operations	—	0.36	(0.36)	(100.0)

Net income	$4.03	$2.37	$1.66	70.0%

Cash dividends declared per common share	$0.22	$0.13	$0.09	69.2%

Average number of common shares outstanding:
Basic	55,073	57,819	(2,746)	(4.7)%
Diluted	56,079	59,072	(2,993)	(5.1)%

Balance Sheet Data (Unaudited)

	June 30,	December 31,
	2007	2006
	(In thousands)
Cash, cash equivalents and investments in marketable securities	$411,286	$255,953
Working capital	$321,259	$240,181
Total assets	$1,457,477	$1,237,869
Stockholders’ equity	$640,000	$466,094
Other Financial Data (Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
	(In thousands)
Net cash provided by operating activities	$194,283	$98,135	$280,584	$79,795
Net cash provided by (used for) investing activities	$(220,646)	$(43,760)	$(274,421)	$76,128
Net cash used for financing activities	$(17,679)	$(31,130)	$(53,143)	$(87,131)
Capital expenditures	$45,781	$35,259	$72,531	$67,494
EBITDA from continuing operations (1)	$252,145	$146,424	$363,516	$199,635

(1)	Earnings before interest, taxes, depreciation and amortization, which we refer to as EBITDA as presented above is reconciled to net income under “Reconciliations to Amounts Reported under Generally Accepted Accounting Principles” below.

Refining Operating Data
Our refinery operations include the Navajo Refinery and the Woods Cross Refinery. The following tables set forth information, including non-GAAP performance measures about our refinery operations. The cost of products and refinery gross margin do not include the effect of depreciation, depletion and amortization. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” below.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
Navajo Refinery
Crude charge (BPD) (1)	82,730	60,380	79,790	66,420
Refinery production (BPD) (2)	90,940	65,600	88,540	73,320
Sales of produced refined products (BPD)	90,660	66,320	88,040	73,000
Sales of refined products (BPD) (3)	100,840	83,940	98,610	87,340

Refinery utilization (4)	99.7%	80.5%	96.1%	88.6%

Average per produced barrel (5)
Net sales	$93.17	$90.76	$84.69	$82.49
Cost of products (6)	65.63	67.34	62.45	64.90

Refinery gross margin	27.54	23.42	22.24	17.59
Refinery operating expenses (7)	4.26	5.37	4.22	5.07

Net operating margin	$23.28	$18.05	$18.02	$12.52

Feedstocks:
Sour crude oil	78%	80%	76%	81%
Sweet crude oil	10%	9%	10%	7%
Other feedstocks and blends	12%	11%	14%	12%

Total	100%	100%	100%	100%

Sales of produced refined products:
Gasolines	58%	57%	59%	60%
Diesel fuels	30%	27%	29%	26%
Jet fuels	3%	5%	3%	5%
Fuel oil	3%	—%	3%	—%
Asphalt	3%	4%	3%	3%
LPG and other	3%	7%	3%	6%

Total	100%	100%	100%	100%

Woods Cross Refinery
Crude charge (BPD) (1)	25,800	25,270	25,230	24,010
Refinery production (BPD) (2)	27,280	27,030	26,920	25,530
Sales of produced refined products (BPD)	26,130	27,500	27,120	25,410
Sales of refined products (BPD) (3)	26,230	28,800	27,390	26,640

Refinery utilization (4)	99.2%	97.2%	97.0%	92.3%

Average per produced barrel (5)
Net sales	$96.51	$89.63	$83.67	$80.52
Cost of products (6)	65.29	69.80	60.95	65.42

Refinery gross margin	31.22	19.83	22.72	15.10
Refinery operating expenses (7)	4.22	4.36	4.50	4.99

Net operating margin	$27.00	$15.47	$18.22	$10.11

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
Woods Cross Refinery
Feedstocks:
Sour crude oil	2%	3%	1%	4%
Sweet crude oil	90%	89%	90%	87%
Other feedstocks and blends	8%	8%	9%	9%

Total	100%	100%	100%	100%

Sales of produced refined products:
Gasolines	58%	64%	61%	63%
Diesel fuels	31%	30%	28%	28%
Jet fuels	3%	1%	2%	2%
Fuel oil	7%	4%	7%	5%
LPG and other	1%	1%	2%	2%

Total	100%	100%	100%	100%

Consolidated
Crude charge (BPD) (1)	108,530	85,650	105,020	90,430
Refinery production (BPD) (2)	118,220	92,630	115,460	98,850
Sales of produced refined products (BPD)	116,790	93,820	115,160	98,410
Sales of refined products (BPD) (3)	127,070	112,740	126,000	113,980

Refinery utilization (4)	99.6%	84.8%	96.3%	89.5%

Average per produced barrel (5)
Net sales	$93.92	$90.43	$84.45	$81.98
Cost of products (6)	65.56	68.06	62.10	65.03

Refinery gross margin	28.36	22.37	22.35	16.95
Refinery operating expenses (7)	4.25	5.08	4.29	5.05

Net operating margin	$24.11	$17.29	$18.06	$11.90

Feedstocks:
Sour crude oil	60%	58%	59%	61%
Sweet crude oil	28%	32%	29%	28%
Other feedstocks and blends	12%	10%	12%	11%

Total	100%	100%	100%	100%

Sales of produced refined products:
Gasolines	58%	59%	59%	61%
Diesel fuels	30%	27%	29%	27%
Jet fuels	3%	4%	3%	4%
Fuel oil	4%	1%	4%	1%
Asphalt	2%	3%	2%	2%
LPG and other	3%	6%	3%	5%

Total	100%	100%	100%	100%

(1)	Crude charge represents the barrels per day of crude oil processed at the crude units at our refineries.

(2)	Refinery production represents the barrels per day of refined products yielded from processing crude and other refinery feedstocks through the crude units and other conversion units at our refineries.

(3)	Includes refined products purchased for resale.

(4)	Represents crude charge divided by total crude capacity (BPSD). Crude capacity for the Navajo Refinery was increased from 75,000 BPSD to 83,000 BPSD in mid-year 2006, increasing our consolidated crude capacity from 101,000 BPSD to 109,000 BPSD.

(5)	Represents average per barrel amounts for produced refined products sold, which is a non-GAAP measure. Reconciliations to amounts reported under GAAP are located under “Reconciliations to Amounts Reported under Generally Accepted Accounting Principles” below.

(6)	Transportation costs billed from HEP are included in cost of products.

(7)	Represents operating expenses of our refineries, exclusive of depreciation, depletion, and amortization, and excludes refining segment expenses of product pipelines and terminals.

Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles
Reconciliations of earnings before interest, taxes, depreciation and amortization (“EBITDA”) to amounts reported under generally accepted accounting principles in financial statements.
Earnings before interest, taxes, depreciation and amortization, which we refer to as EBITDA, is calculated as net income plus (i) interest expense net of interest income, (ii) income tax provision, and (iii) depreciation, depletion and amortization. EBITDA is not a calculation based upon accounting principles generally accepted in the United States; however, the amounts included in the EBITDA calculation are derived from amounts included in our consolidated financial statements. EBITDA should not be considered as an alternative to net income or operating income as an indication of our operating performance or as an alternative to operating cash flow as a measure of liquidity. EBITDA is not necessarily comparable to similarly titled measures of other companies. EBITDA is presented here because it is a widely used financial indicator used by investors and analysts to measure performance. EBITDA is also used by our management for internal analysis and as a basis for financial covenants. We are reporting EBITDA from continuing operations.
Set forth below is our calculation of EBITDA from continuing operations.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
		(In thousands)
Income from continuing operations	$158,627	$87,729	$226,169	$118,889
Add provision for income tax	86,136	50,148	120,822	65,635
Add interest expense	291	272	543	547
Subtract interest income	(3,550)	(2,408)	(6,110)	(4,143)
Add depreciation and amortization	10,641	10,683	22,092	18,707

EBITDA from continuing operations	$252,145	$146,424	$363,516	$199,635

Reconciliations of refinery operating information (non-GAAP performance measures) to amounts reported under generally accepted accounting principles in financial statements.
Refinery gross margin and net operating margin are non-GAAP performance measures that are used by our management and others to compare our refining performance to that of other companies in our industry. We believe these margin measures are helpful to investors in evaluating our refining performance on a relative and absolute basis.
We calculate refinery gross margin and net operating margin using net sales, cost of products and operating expenses, in each case averaged per produced barrel sold. These two margins do not include the effect of depreciation, depletion and amortization. Each of these component performance measures can be reconciled directly to our Statements of Income.
Other companies in our industry may not calculate these performance measures in the same manner.

Refinery Gross Margin
Refinery gross margin per barrel is the difference between average net sales price and average cost of products per barrel of produced refined products. Refinery gross margin for each of our refineries and for both of our refineries on a consolidated basis is calculated as shown below.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
Average per produced barrel:

Navajo Refinery
Net sales	$93.17	$90.76	$84.69	$82.49
Less cost of products	65.63	67.34	62.45	64.90

Refinery gross margin	$27.54	$23.42	$22.24	$17.59

Woods Cross Refinery
Net sales	$96.51	$89.63	$83.67	$80.52
Less cost of products	65.29	69.80	60.95	65.42

Refinery gross margin	$31.22	$19.83	$22.72	$15.10

Consolidated
Net sales	$93.92	$90.43	$84.45	$81.98
Less cost of products	65.56	68.06	62.10	65.03

Refinery gross margin	$28.36	$22.37	$22.35	$16.95

Net Operating Margin
Net operating margin per barrel is the difference between refinery gross margin and refinery operating expenses per barrel of produced refined products. Net operating margin for each of our refineries and for both of our refineries on a consolidated basis is calculated as shown below.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
Average per produced barrel:

Navajo Refinery
Refinery gross margin	$27.54	$23.42	$22.24	$17.59
Less refinery operating expenses	4.26	5.37	4.22	5.07

Net operating margin	$23.28	$18.05	$18.02	$12.52

Woods Cross Refinery
Refinery gross margin	$31.22	$19.83	$22.72	$15.10
Less refinery operating expenses	4.22	4.36	4.50	4.99

Net operating margin	$27.00	$15.47	$18.22	$10.11

Consolidated
Refinery gross margin	$28.36	$22.37	$22.35	$16.95
Less refinery operating expenses	4.25	5.08	4.29	5.05

Net operating margin	$24.11	$17.29	$18.06	$11.90

Below are reconciliations to our Consolidated Statements of Income for (i) net sales, cost of products and operating expenses, in each case averaged per produced barrel sold, and (ii) net operating margin and refinery gross margin. Due to rounding of reported numbers, some amounts may not calculate exactly.

Reconciliations of refined product sales from produced products sold to total sales and other revenue

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
Navajo Refinery
Average sales price per produced barrel sold	$93.17	$90.76	$84.69	$82.49
Times sales of produced refined products sold (BPD)	90,660	66,320	88,040	73,000
Times number of days in period	91	91	181	181

Refined product sales from produced products sold	$768,658	$547,747	$1,349,555	$1,089,940

Woods Cross Refinery
Average sales price per produced barrel sold	$96.51	$89.63	$83.67	$80.52
Times sales of produced refined products sold (BPD)	26,130	27,500	27,120	25,410
Times number of days in period	91	91	181	181

Refined product sales from produced products sold	$229,484	$224,299	$410,713	$370,328

Sum of refined products sales from produced products sold from our two refineries (4)	$998,142	$772,046	$1,760,268	$1,460,268
Add refined product sales from purchased products and rounding(1)	91,747	168,064	171,093	252,343

Total refined products sales	1,089,889	940,110	1,931,361	1,712,611
Add direct sales of excess crude oil(2)	91,843	131,275	153,523	131,275
Add other refining segment revenue(3)	35,045	49,453	57,475	68,300

Total refining segment revenue	1,216,777	1,120,838	2,142,359	1,912,186
Add corporate and other revenues	114	143	505	524
Subtract consolidations and eliminations	106	(141)	—	(276)

Sales and other revenues	$1,216,997	$1,120,840	$2,142,864	$1,912,434

(1)	We purchase finished products when opportunities arise that provide a profit on the sale of such products, or to meet delivery commitments.

(2)	We purchase crude oil and enter into buy/sell exchanges in excess of the needs to supply our refineries. Certain direct sales of this excess crude oil are made to purchasers or users of crude oil. Under new accounting guidance, these sales and related purchases starting April 1, 2006 are being measured at fair value and accounted for as revenues with the related acquisition costs included as cost of products sold. Prior to April 1, 2006, sales and cost of sales attributable to such excess crude oil direct sales were netted and presented in cost of products sold.

(3)	Other refining segment revenue includes the revenues associated with NK Asphalt Partners and revenue derived from sulfur credit sales.

(4)	The above calculations of refined product sales from produced products sold can also be computed on a consolidated basis. These amounts may not calculate exactly due to rounding of reported numbers.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
Average sales price per produced barrel sold	$93.92	$90.43	$84.45	$81.98
Times sales of produced refined products sold (BPD)	116,790	93,820	115,160	98,410
Times number of days in period	91	91	181	181

Refined product sales from produced products sold	$998,142	$772,046	$1,760,268	$1,460,268

Reconciliation of average cost of products per produced barrel sold to total costs of products sold

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
Navajo Refinery
Average cost of products per produced barrel sold	$65.63	$67.34	$62.45	$64.90
Times sales of produced refined products sold (BPD)	90,660	66,320	88,040	73,000
Times number of days in period	91	91	181	181

Cost of products for produced products sold	$541,451	$406,405	$995,156	$857,524

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
Woods Cross Refinery
Average cost of products per produced barrel sold	$65.29	$69.80	$60.95	$65.42
Times sales of produced refined products sold (BPD)	26,130	27,500	27,120	25,410
Times number of days in period	91	91	181	181

Cost of products for produced products sold	$155,249	$174,675	$299,186	$300,880

Sum of cost of products for produced products sold from our two refineries (4)	$696,700	$581,080	$1,294,342	$1,158,404
Add refined product costs from purchased products sold and rounding (1)	86,404	172,348	168,556	257,966

Total refined cost of products sold	783,104	753,428	1,462,898	1,416,370
Add crude oil cost of direct sales of excess crude oil(2)	92,054	131,061	153,906	131,061
Add other refining segment costs of products sold(3)	21,973	23,661	32,147	36,339

Total refining segment cost of products sold	897,131	908,150	1,648,951	1,583,770
Subtract consolidations and eliminations	106	(141)	—	(276)

Costs of products sold (exclusive of depreciation, depletion and amortization)	$897,237	$908,009	$1,648,951	$1,583,494

(1)	We purchase finished products when opportunities arise that provide a profit on the sale of such products, or to meet delivery commitments.

(2)	We purchase crude oil and enter into buy/sell exchanges in excess of the needs to supply our refineries. Certain direct sales of this excess crude oil are made to purchasers or users of crude oil. Under new accounting guidance, these sales and related purchases starting April 1, 2006 are being measured at fair value and accounted for as revenues with the related acquisition costs included as cost of products sold. Prior to April 1, 2006, sales and cost of sales attributable to such excess crude oil direct sales were netted and presented in cost of products sold.

(3)	Other refining segment costs of products sold includes the costs of products for NK Asphalt Partners and costs attributable to sulfur credit sales.

(4)	The above calculations of costs of products from produced products sold can also be computed on a consolidated basis. These amounts may not calculate exactly due to rounding of reported numbers.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
Average cost of products per produced barrel sold	$65.56	$68.06	$62.10	$65.03
Times sales of produced refined products sold (BPD)	116,790	93,820	115,160	98,410
Times number of days in period	91	91	181	181

Cost of products for produced products sold	$696,700	$581,080	$1,294,342	$1,158,404

Reconciliation of average refinery operating expenses per produced barrel sold to total operating expenses

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
Navajo Refinery
Average refinery operating expenses per produced barrel sold	$4.26	$5.37	$4.22	$5.07
Times sales of produced refined products sold (BPD)	90,660	66,320	88,040	73,000
Times number of days in period	91	91	181	181

Refinery operating expenses for produced products sold	$35,145	$32,409	$67,247	$66,990

Woods Cross Refinery
Average refinery operating expenses per produced barrel sold	$4.22	$4.36	$4.50	$4.99
Times sales of produced refined products sold (BPD)	26,130	27,500	27,120	25,410
Times number of days in period	91	91	181	181

Refinery operating expenses for produced products sold	$10,034	$10,911	$22,089	$22,950

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
Sum of refinery operating expenses per produced products sold from our two refineries (2)	$45,179	$43,320	$89,336	$89,940
Add other refining segment operating expenses and rounding (1)	5,934	5,790	11,895	11,603

Total refining segment operating expenses	51,113	49,110	101,231	101,543
Add corporate and other costs	3	(18)	14	16

Operating expenses (exclusive of depreciation, depletion and amortization)	$51,116	$49,092	$101,245	$101,559

(1)	Other refining segment operating expenses include the marketing costs associated with our refining segment and the operating expenses of NK Asphalt Partners.

(2)	The above calculations of refinery operating expenses from produced products sold can also be computed on a consolidated basis. These amounts may not calculate exactly due to rounding of reported numbers.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
Average refinery operating expenses per produced barrel sold	$4.25	$5.08	$4.29	$5.05
Times sales of produced refined products sold (BPD)	116,790	93,820	115,160	98,410
Times number of days in period	91	91	181	181

Refinery operating expenses for produced products sold	$45,179	$43,320	$89,336	$89,940

Reconciliation of net operating margin per barrel to refinery gross margin per barrel to total sales and other revenues

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
Navajo Refinery
Net operating margin per barrel	$23.28	$18.05	$18.02	$12.52
Add average refinery operating expenses per produced barrel	4.26	5.37	4.22	5.07

Refinery gross margin per barrel	27.54	23.42	22.24	17.59
Add average cost of products per produced barrel sold	65.63	67.34	62.45	64.90

Average net sales per produced barrel sold	$93.17	$90.76	$84.69	$82.49
Times sales of produced refined products sold (BPD)	90,660	66,320	88,040	73,000
Times number of days in period	91	91	181	181

Refined products sales from produced products sold	$768,658	$547,747	$1,349,555	$1,089,940

Woods Cross Refinery
Net operating margin per barrel	$27.00	$15.47	$18.22	$10.11
Add average refinery operating expenses per produced barrel	4.22	4.36	4.50	4.99

Refinery gross margin per barrel	31.22	19.83	22.72	15.10
Add average cost of products per produced barrel sold	65.29	69.80	60.95	65.42

Average net sales per produced barrel sold	$96.51	$89.63	$83.67	$80.52
Times sales of produced refined products sold (BPD)	26,130	27,500	27,120	25,410
Times number of days in period	91	91	181	181

Refined products sales from produced products sold	$229,484	$224,299	$410,713	$370,328

Sum of refined products sales from produced products sold from our two refineries (4)	$998,142	$772,046	$1,760,268	$1,460,268
Add refined product sales from purchased products and rounding (1)	91,747	168,064	171,093	252,343

Total refined products sales	1,089,889	940,110	1,931,361	1,712,611
Add direct sales of excess crude oil(2)	91,843	131,275	153,523	131,275
Add other refining segment revenue (3)	35,045	49,453	57,475	68,300

Total refining segment revenue	1,216,777	1,120,838	2,142,359	1,912,186
Add corporate and other revenues	114	143	505	524
Subtract consolidations and eliminations	106	(141)	—	(276)

Sales and other revenues	$1,216,997	$1,120,840	$2,142,864	$1,912,434

(1)	We purchase finished products when opportunities arise that provide a profit on the sale of such products or to meet delivery commitments.

(2)	We purchase crude oil and enter into buy/sell exchanges in excess of the needs to supply our refineries. Certain direct sales of this excess crude oil are made to purchasers or users of crude oil. Under new accounting guidance, these sales and related purchases starting April 1, 2006 are being measured at fair value and accounted for as revenues with the related acquisition costs included as cost of products sold. Prior to April 1, 2006, sales and cost of sales attributable to such excess crude oil direct sales were netted and presented in cost of products sold.

(3)	Other refining segment revenue includes the revenues associated with NK Asphalt Partners and revenue derived from sulfur credit sales.

(4)	The above calculations of refined product sales from produced products sold can also be computed on a consolidated basis. These amounts may not calculate exactly due to rounding of reported numbers.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
Net operating margin per barrel	$24.11	$17.29	$18.06	$11.90
Add average refinery operating expenses per produced barrel	4.25	5.08	4.29	5.05

Refinery gross margin per barrel	28.36	22.37	22.35	16.95
Add average cost of products per produced barrel sold	65.56	68.06	62.10	65.03

Average sales price per produced barrel sold	$93.92	$90.43	$84.45	$81.98
Times sales of produced refined products sold (BPD)	116,790	93,820	115,160	98,410
Times number of days in period	91	91	181	181

Refined product sales from produced products sold	$998,142	$772,046	$1,760,268	$1,460,268

FOR FURTHER INFORMATION, Contact:
Stephen J. McDonnell,
Vice President and Chief Financial Officer
M. Neale Hickerson,
Vice President, Investor Relations
Holly Corporation
214/871-3555